Exhibit 99.1

PRESS RELEASE

FTAI Reports Record Fourth Quarter and Full Year 2018 Results, Dividend of $0.33 per Common Share

NEW YORK, February 27, 2019 – Fortress Transportation and Infrastructure Investors LLC (NYSE:FTAI) (the “Company”) today reported financial results for the quarter and full year ended December 31, 2018. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

(in thousands, except per share data)
Selected Financial Results(1)	Q4’18	FY18
Net Cash Provided by Operating Activities	$47,282	$133,697
Net Income Attributable to Shareholders	$1,037	$5,882
Basic and Diluted Earnings per Share	$0.01	$0.07

Funds Available for Distribution (“FAD”)	$57,729	$181,665
Adjusted Net (Loss) Income	$(1,675)	$10,128
Adjusted Net (Loss) Income per Share	$(0.02)	$0.12
Adjusted EBITDA	$63,128	$222,237
________________________________
(1)  For definitions and reconciliations of Non-GAAP measures, please refer to the exhibit to this press release.

For the fourth quarter of 2018, our total FAD was $57.7 million. This amount includes $82.9 million from equipment leasing activities, offset by $(1.8) million and $(23.4) million from infrastructure and corporate activities, respectively.

Joe Adams, FTAI’s CEO, stated “I am pleased to see infrastructure be a positive contributor to EBITDA for the first time, in Q4.  I am also pleased to see our increasingly differentiated and value added aviation leasing business continue to grow while maintaining our profitability goals.”

Fourth Quarter 2018 Dividend

On February 27, 2019, the Company’s Board of Directors declared a cash dividend on its common shares of $0.33 per share for the quarter ended December 31, 2018, payable on March 27, 2019 to the holders of record on March 15, 2019.

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, www.ftandi.com, and the Company’s Annual Report on Form 10-K, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.

Conference Call

The Company will host a conference call on Thursday, February 28, 2019 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing 1-877-447-5636 (from within the U.S.) or 1-615-247-0080 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “FTAI 2018 Fourth Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.ftandi.com.

Following the call, a replay of the conference call will be available after 12:00 P.M. on Thursday, February 28, 2019 through midnight Thursday, March 7, 2019 at 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.), Passcode: 9968637.

About Fortress Transportation and Infrastructure Investors LLC

Fortress Transportation and Infrastructure Investors LLC owns and acquires high quality infrastructure and equipment that is essential for the transportation of goods and people globally. FTAI targets assets that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftandi.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact:

Alan Andreini
Investor Relations
Fortress Transportation and Infrastructure Investors LLC
(212) 798-6128
aandreini@fortress.com

Withholding Information for Withholding Agents

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the dividend declared in February 2019 will be treated as a partnership distribution.  For tax withholding purposes, the per share distribution components are as follows:

Distribution Components
Non-U.S. Long Term Capital Gain	$—
U.S. Portfolio Interest Income(1)	$0.2200
U.S. Dividend Income(2)	$—
Income Not from U.S. Sources(3)	$0.1100
Distribution Per Share	$0.3300

(1) Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-percent shareholder under §871(h)(3)(B) of the Code.
(2) This income is subject to withholding under §1441 of the Code.
(3) This income is not subject to withholding under §1441 or §1446 of the Code.

For U.S. shareholders: In computing your U.S. federal taxable income, you should not rely on this qualified notice, but should generally take into account your allocable share of the Company’s taxable income as reported to you on your Schedule K-1.

Exhibit - Financial Statements

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017(1)	2018	2017
Revenues
Equipment leasing revenues	$67,035	$48,613	$253,039	$170,000
Infrastructure revenues	70,865	12,817	126,839	47,659
Total revenues	137,900	61,430	379,878	217,659

Expenses
Operating expenses	70,675	26,360	167,514	92,385
General and administrative	4,955	3,955	17,126	14,570
Acquisition and transaction expenses	2,234	2,242	6,968	7,306
Management fees and incentive allocation to affiliate	3,646	4,203	15,726	15,732
Depreciation and amortization	39,501	25,728	136,354	88,110
Interest expense	17,984	17,535	57,854	38,827
Total expenses	138,995	80,023	401,542	256,930

Other income (expense)
Equity in losses of unconsolidated entities	(410)	(140)	(1,008)	(1,601)
(Loss) gain on sale of assets, net	(1,342)	11,555	3,911	18,281
Loss on extinguishment of debt	—	—	—	(2,456)
Asset impairment	—	—	—	—
Interest income	127	106	488	688
Other income	1,867	893	3,941	3,073
Total other income	242	12,414	7,332	17,985

Loss before income taxes	(853)	(6,179)	(14,332)	(21,286)
(Benefit) provision for income taxes	(208)	369	1,372	1,954
Net loss	(645)	(6,548)	(15,704)	(23,240)
Less: Net loss attributable to non-controlling interests in consolidated subsidiaries	(1,682)	(9,558)	(21,586)	(23,374)
Net income attributable to shareholders	$1,037	$3,010	$5,882	$134

Basic and Diluted Earnings per Share:
Basic	$0.01	$0.04	$0.07	$-
Diluted	$0.01	$0.04	$0.07	$-
Weighted Average Shares Outstanding:
Basic	85,065,125	75,771,738	83,654,068	75,766,811
Diluted	85,068,966	75,772,867	83,664,833	75,766,811

(1) Results of operations for the three months ended December 31, 2017 include a $5.9 million out of period adjustment, to interest expense, including non-controlling interest of $2.3 million, which primarily relates to interest previously capitalized that should have been expensed ratably during the first nine months of 2017.  We do not believe this out of period adjustment is material to our financial position or results of operations for any prior periods.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollar amounts in thousands, except share and per share data)

	December 31,
	2018	2017
Assets
Cash and cash equivalents	$99,601	$59,400
Restricted cash	21,236	33,406
Accounts receivable, net	53,789	31,076
Leasing equipment, net	1,432,210	1,074,130
Finance leases, net	18,623	9,244
Property, plant, and equipment, net	708,853	489,949
Investments	40,560	42,538
Intangible assets, net	38,513	40,043
Goodwill	116,584	116,584
Other assets	108,809	59,436
Total assets	$2,638,778	$1,955,806

Liabilities
Accounts payable and accrued liabilities	$112,188	$68,226
Debt, net	1,237,347	703,264
Maintenance deposits	158,163	103,464
Security deposits	38,539	27,257
Other liabilities	38,759	18,520
Total liabilities	1,584,996	920,731

Commitments and contingencies

Equity
Common shares ($0.01 par value per share; 2,000,000,000 shares authorized; 84,050,889 and 75,771,738 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively)	840	758
Additional paid in capital	1,029,376	985,009
Accumulated deficit	(32,817)	(38,699)
Accumulated other comprehensive income	—	—
Shareholders' equity	997,399	947,068
Non-controlling interest in equity of consolidated subsidiaries	56,383	88,007
Total equity	1,053,782	1,035,075
Total liabilities and equity	$2,638,778	$1,955,806

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollar amounts in thousands, unless otherwise noted)

	Year Ended December 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(15,704)	$(23,240)
Adjustments to reconcile net loss to cash provided by operating activities:
Equity in losses of unconsolidated entities	1,008	1,601
Gain on sale of assets, net	(3,911)	(18,281)
Security deposits and maintenance claims included in earnings	(6,323)	(60)
Loss on extinguishment of debt	—	2,456
Equity-based compensation	901	1,343
Depreciation and amortization	136,354	88,110
Gain on settlement of liabilities	—	(1,093)
Asset impairment	—	—
Change in current and deferred income taxes	649	227
Change in fair value of non-hedge derivative	(5,523)	(1,022)
Amortization of lease intangibles and incentives	26,659	8,306
Amortization of deferred financing costs	5,430	4,202
Operating distributions from unconsolidated entities	—	—
Bad debt expense	1,771	701
Other	(4)	732
Change in:
Accounts receivable	(23,340)	(12,001)
Other assets	(26,212)	6,475
Accounts payable and accrued liabilities	30,471	10,266
Management fees payable to affiliate	1,820	899
Other liabilities	9,651	(1,124)
Net cash provided by operating activities	133,697	68,497

Cash flows from investing activities:
Investment in notes receivable	(912)	—
Investment in unconsolidated entities and available for sale securities	(1,115)	(30,309)
Principal collections on finance leases	1,981	473
Acquisition of leasing equipment	(497,988)	(425,769)
Acquisition of property, plant and equipment	(229,963)	(116,031)
Acquisition of lease intangibles	(11,396)	(10,149)
Purchase deposit for aircraft and aircraft engines	(10,150)	(12,299)
Proceeds from sale of finance leases	—	—
Proceeds from sale of leasing equipment	44,062	91,130
Proceeds from sale of available-for-sale securities	—	30,238
Proceeds from sale of property, plant and equipment	23	51
Proceeds from deposit on sale of leasing equipment	240	400
Return of deposit on sale of leasing equipment	(400)	—
Return of capital distributions from unconsolidated entities	2,085	—
Net cash used in investing activities	$(703,533)	$(472,265)

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollar amounts in thousands, unless otherwise noted)

	Year Ended December 31,
	2018	2017
Cash flows from financing activities:
Proceeds from debt	$750,980	$567,191
Repayment of debt	(218,819)	(125,223)
Payment of other liabilities to non-controlling interest holder	—	—
Payment of deferred financing costs	(3,055)	(3,377)
Receipt of security deposits	9,264	7,290
Return of security deposits	(1,775)	(3,231)
Receipt of maintenance deposits	53,645	27,049
Release of maintenance deposits	(25,582)	(6,270)
Proceeds from issuance of common shares, net of underwriter's discount	148,318	—
Common shares issuance costs	(820)	—
Capital contributions from non-controlling interests	—	35
Capital distributions to non-controlling interests	—	(254)
Settlement of equity-based compensation	—	(74)
Purchase of non-controlling interest shares	(3,705)	—
Cash dividends	(110,584)	(100,058)
Net cash provided by (used in) financing activities	597,867	363,078

Net increase (decrease) in cash and cash equivalents and restricted cash	28,031	(40,690)
Cash and cash equivalents and restricted cash, beginning of period	92,806	133,496
Cash and cash equivalents and restricted cash, end of period	$120,837	$92,806

Supplemental disclosure of cash flow information:
Cash paid for interest, net of capitalized interest	$43,636	$25,068
Cash paid for taxes	721	1,726

Supplemental disclosure of non-cash investing and financing activities:
Proceeds from borrowings of debt	511	108,339
Repayment and settlement of debt	—	(102,352)
Acquisition of leasing equipment	(14,263)	(35,332)
Acquisition of property, plant and equipment	(17,587)	(37,281)
Financing of property, plant and equipment	—	—
Settled and assumed security deposits	3,793	3,312
Billed, assumed and settled maintenance deposits	24,518	37,292
Deferred financing costs	(4,500)	(8,802)
Non-cash contribution of non-controlling interest	—	1,261
Equity compensation to non-controlling interest	892	1,343
Change in fair value of cash flow hedge	—	—
Transfer of non-controlling interest	7,225	(2,798)
Issuance of common shares	301	—

Key Performance Measures

The Chief Operating Decision Maker (“CODM”) utilizes Adjusted Net Income (Loss) and Adjusted EBITDA as performance measures.

Adjusted Net Income (Loss) is our key performance measure and provides the CODM with the information necessary to assess operational performance, as well as make resource and allocation decisions. Adjusted Net Income (Loss) is defined as net income attributable to shareholders, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, and equity in earnings of unconsolidated entities, (b) to include the impact of cash income tax payments, and our pro-rata share of the Adjusted Net Income (Loss) from unconsolidated entities, and (c) to exclude the impact of the non-controlling share of Adjusted Net Income (Loss). We evaluate investment performance for each reportable segment primarily based on Adjusted Net Income (Loss). We believe that net income attributable to shareholders, as defined by GAAP, is the most comparable earnings measurement with which to reconcile Adjusted Net Income.

The following table presents our consolidated reconciliation of net income attributable to shareholders to Adjusted Net (Loss) Income for the three months ended and years ended December 31, 2018 and December 31, 2017:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2018	2017	2018	2017
Net income attributable to shareholders	$1,037	$3,010	$5,882	$134
Add: (Benefit) provision for income taxes	(208)	369	1,372	1,954
Add: Equity-based compensation expense	232	648	901	1,343
Add: Acquisition and transaction expenses	2,234	2,242	6,968	7,306
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	—	2,456
Add: Changes in fair value of non-hedge derivative instruments	(6,090)	14	(5,523)	(1,022)
Add: Asset impairment charges	—	—	—	—
Add: Pro-rata share of Adjusted Net Loss from unconsolidated entities (1)	(604)	(2)	(1,196)	(1,601)
Add: Incentive allocations	(146)	514	407	514
Less: Cash payments for income taxes	189	(693)	(721)	(1,726)
Less: Equity in losses of unconsolidated entities	410	140	1,008	1,601
Less: Non-controlling share of Adjusted Net Income (2)	1,271	(55)	1,030	(558)
Adjusted Net (Loss) Income	$(1,675)	$6,187	$10,128	$10,401
________________________________________________________

(1)	Includes the Company’s proportionate share of the unconsolidated entities’ net income adjusted for the excluded and included items detailed in the table above.

(2)
Includes the following items for the three months ended December 31, 2018 and 2017: (i) equity-based compensation of $35 and $51 and (ii) (benefit) provision for income tax of $(57) and $4 and (iii) changes in fair value of non-hedge derivative instruments of $(1,248) and $0, less (iv) cash tax payments of $1 and $0, respectively.

Includes the following items for the years ended December 31, 2018 and 2017: (i) equity-based compensation of $131 and $169, (ii) (benefit) provision for income tax of $(47) and $16 and (iii) changes in fair value of non-hedge derivative instruments of $(1,099) and $404, less (iv) cash tax payments of $15 and $31, respectively.

We view Adjusted EBITDA as a secondary measurement to Adjusted Net Income (Loss), which we believe serves as a useful supplement to investors, analysts and management to measure economic performance of deployed revenue generating assets between periods on a consistent basis, and which we believe measures our financial performance and helps identify operational factors that management can impact in the short-term, namely our cost structure and expenses. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other entities may not calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA is defined as net income attributable to shareholders, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, and interest expense, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities, and (c) to exclude the impact of equity in earnings of unconsolidated entities and the non-controlling share of Adjusted EBITDA.

The following table sets forth a reconciliation of net income attributable to shareholders to Adjusted EBITDA for the three months ended and years ended December 31, 2018 and December 31, 2017:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2018	2017	2018	2017
Net income attributable to shareholders	$1,037	$3,010	$5,882	$134
Add: (Benefit) provision for income taxes	(208)	369	1,372	1,954
Add: Equity-based compensation expense	232	648	901	1,343
Add: Acquisition and transaction expenses	2,234	2,242	6,968	7,306
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	—	2,456
Add: Changes in fair value of non-hedge derivative instruments	(6,090)	14	(5,523)	(1,022)
Add: Asset impairment charges	—	—	—	—
Add: Incentive allocations	(146)	514	407	514
Add: Depreciation and amortization expense (3)	48,531	28,842	163,013	96,417
Add: Interest expense	17,984	17,535	57,854	38,827
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (4)	(27)	(34)	359	(243)
Less: Equity in losses of unconsolidated entities	410	140	1,008	1,601
Less: Non-controlling share of Adjusted EBITDA (5)	(829)	(5,491)	(10,004)	(12,763)
Adjusted EBITDA (non-GAAP)	$63,128	$47,789	$222,237	$136,524
________________________________________________________

(3)
Includes the following items for the three months ended December 31, 2018 and 2017: (i) depreciation and amortization expense of $39,501 and $25,728, (ii) lease intangible amortization of $2,675 and $1,221 and (iii) amortization for lease incentives $6,355 and $1,893, respectively.

Includes the following items for the years ended December 31, 2018 and 2017: (i) depreciation and amortization expense of $136,354 and $88,110, (ii) lease intangible amortization of $8,588 and $4,716 and (iii) amortization for lease incentives of $18,071 and $3,591, respectively.

(4)
Includes the following items for the three months ended December 31, 2018 and 2017: (i) net loss of $463 and $187, (ii) interest expense of $174 and $135 and (iii) depreciation and amortization expense of $262 and $18, respectively.

Includes the following items for the years ended December 31, 2018 and 2017: (i) net loss of $1,196 and $1,786, (ii) interest expense of $477 and $785, and (iii) depreciation and amortization expense of $1,078 and $758, respectively.

(5)
Includes the following items for the three months ended December 31, 2018 and 2017: (i) equity based compensation of $35 and $51, (ii) (benefit) provision for income taxes of $(57) and $4, (iii) interest expense of $899 and $3,542, (iv) depreciation and amortization expense of $1,200 and $1,894 and (iv) changes in fair value of non-hedge derivative instruments of $(1,248) and $0, respectively.

Includes the following items for the years ended December 31, 2018 and 2017: (i) equity based compensation of $131 and $169, (ii) (benefit) provision for income taxes of $(47) and $16, (iii) interest expense of $4,722 and $5,030, (iv) depreciation and amortization expense of $6,297 and $7,144, and (v) changes in fair value of non-hedge derivative instruments of $(1,099) and $404, respectively.

We use Funds Available for Distribution (“FAD”) in evaluating its ability to meet its stated dividend policy. FAD is not a financial measure in accordance with GAAP. The GAAP measure most directly comparable to FAD is net cash provided by operating activities. We believe FAD is a useful metric for investors and analysts for similar purposes.

We define FAD as: Net Cash Provided by Operating Activities plus principal collections on finance leases, proceeds from sale of assets, and return of capital distributions from unconsolidated entities, less required payments on debt obligations and capital distributions to non-controlling interest, and excluding changes in working capital.

The following table sets forth a reconciliation of Net Cash Provided by Operating Activities to FAD for the years ended December 31, 2018 and 2017:

	Year Ended December 31,
(in thousands)	2018	2017
Net Cash Provided by Operating Activities	$133,697	$68,497
Add: Principal Collections on Finance Leases	1,981	473
Add: Proceeds from Sale of Assets	44,085	121,419
Add: Return of Capital Distributions from Unconsolidated Entities	2,085	—
Less: Required Payments on Debt Obligations (1)	(7,793)	(8,368)
Less: Capital Distributions to Non-Controlling Interest	—	(254)
Exclude: Changes in Working Capital	7,610	(4,515)
Funds Available for Distribution (FAD)	$181,665	$177,252
_____________________________________________________

(1)
Required payments on debt obligations for the year ended December 31, 2018 exclude $175,000 repayment of the Revolving Credit Facility and $36,026 repayment of the CMQR Credit Agreement, and for the year ended December 31, 2017 exclude $100,000 repayment of the Term Loan, $95,000 repayment of the Revolving Credit Facility and $21,855 repayment of the CMQR Credit Agreement.

The following tables set forth a reconciliation of Net Cash Provided by Operating Activities to FAD for the three months ended and year ended December 31, 2018:

	Three Months Ended December 31, 2018
(in thousands)	Equipment Leasing	Infrastructure	Corporate	Total
Funds Available for Distribution (FAD)	$82,924	$(1,769)	$(23,426)	$57,729
Less: Principal Collections on Finance Leases				(1,323)
Less: Proceeds from Sale of Assets				(13,598)
Less: Return of Capital Distributions from Unconsolidated Entities				(1,213)
Add: Required Payments on Debt Obligations				1,562
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				4,125
Net Cash Provided by Operating Activities				$47,282

	Year Ended December 31, 2018
(in thousands)	Equipment Leasing	Infrastructure	Corporate	Total
Funds Available for Distribution (FAD)	$289,777	$(34,177)	$(73,935)	$181,665
Less: Principal Collections on Finance Leases				(1,981)
Less: Proceeds from Sale of Assets				(44,085)
Less: Return of Capital Distributions from Unconsolidated Entities				(2,085)
Add: Required Payments on Debt Obligations				7,793
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				(7,610)
Net Cash Provided by Operating Activities				$133,697

FAD is subject to a number of limitations and assumptions and there can be no assurance that the Company will generate FAD sufficient to meet its intended dividends. FAD has material limitations as a liquidity measure of the Company because such measure excludes items that are required elements of the Company’s net cash provided by operating activities as described below. FAD should not be considered in isolation nor as a substitute for analysis of the Company’s results of operations under GAAP, and it is not the only metric that should be considered in evaluating the Company’s ability to meet its stated dividend policy. Specifically:

•
FAD does not include equity capital called from the Company’s existing limited partners, proceeds from any debt issuance or future equity offering, historical cash and cash equivalents and expected investments in the Company’s operations.

•	FAD does not give pro forma effect to prior acquisitions, certain of which cannot be quantified.

•
While FAD reflects the cash inflows from sale of certain assets, FAD does not reflect the cash outflows to acquire assets as the Company relies on alternative sources of liquidity to fund such purchases.

•
FAD does not reflect expenditures related to capital expenditures, acquisitions and other investments as the Company has multiple sources of liquidity and intends to fund these expenditures with future incurrences of indebtedness, additional capital contributions and/or future issuances of equity.

•	FAD does not reflect any maintenance capital expenditures necessary to maintain the same level of cash generation from our capital investments.

•
FAD does not reflect changes in working capital balances as management believes that changes in working capital are primarily driven by short term timing differences, which are not meaningful to the Company’s distribution decisions.

•	Management has significant discretion to make distributions, and the Company is not bound by any contractual provision that requires it to use cash for distributions.

If such factors were included in FAD, there can be no assurance that the results would be consistent with the Company’s presentation of FAD.